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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the "Company"), hereby constitute DENNIS E. O'REILLY, JASMINA A. THEODORE and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of (a) registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and resale by certain holders of (i) up to $350,000,000 aggregate principal amount of the Company's 4-1/4% Convertible Subordinated Notes Due May 1, 2006 (the "Notes") previously sold by the Company in a private placement to certain qualified institutional buyers (as defined in Rule 144A under the Securities
Act) and a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (ii) shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) (collectively, the "Common Stock") issuable or deliverable upon conversion of such Notes, and any and all amendments (including post-effective amendments) and supplements to such Registration Statement and (b) qualifying the related Indenture dated as of May 1, 1999 between the Company and The First National Bank of Chicago under the Trust Indenture Act of 1939, as amended.

         Signature                       Title                        Date
         ---------                       -----                        ----
/s/ Dwight W. Decker            Chairman of the Board and
------------------------    Chief Executive Officer (principal
    Dwight W. Decker         executive officer) and Director      June 21, 1999


/s/ Donald R. Beall
------------------------
     Donald R. Beall                     Director                 June 21, 1999


/s/ Richard M. Bressler
------------------------
   Richard M. Bressler                   Director                 June 22, 1999


/s/ F. Craig Farrill
------------------------
    F. Craig Farrill                    Director                   June 8, 1999


/s/ Jerre L. Stead
------------------------
     Jerre L. Stead                     Director                  June 21, 1999


/s/ Balakrishnan S. Iyer       Senior Vice President and
------------------------        Chief Financial Officer
  Balakrishnan S. Iyer        (principal financial officer)       June 21, 1999


/s/ Steven M. Thomson
 ------------------------     Vice President and Controller
    Steven M. Thomson         (principal accounting officer)       June 7, 1999


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